QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-69024 and No. 333-101614) pertaining to the Information Holdings Inc. 1998 Stock Option Plan of our report dated February 14, 2003 (except for Note 18, as to which the date is February 28, 2003) with respect to the consolidated financial statements of Information Holdings Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

New York, New York
March 24, 2003

QuickLinks

Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS